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                                                                      EXHIBIT 21


                                  SUBSIDIARIES


The following is a list of the Company's subsidiaries:

                                                                                                PERCENTAGE OF VOTING
                                                                                                 SECURITIES OWNED BY
                                                                           ORGANIZED              REGISTRANT AS OF
                                                                          UNDER LAW OF            NOVEMBER 1, 1997
                                                                          ------------            ----------------
   Analog Devices Limited                                               United Kingdom                   100%
   Analog Devices, GmbH                                                 Germany                          100%
   Analog Devices, S.A.                                                 France                           100%
   Analog Devices, K.K.                                                 Japan                            100%
   Analog Devices APS                                                   Denmark                          100%
   Analog Devices Nederland, B.V.                                       The Netherlands                  100%
   Analog Devices International, Inc.                                   Massachusetts                    100%
   Analog Devices Israel, Ltd.                                          Israel                           100%
   Analog Devices A.B.                                                  Sweden                           100%
   Analog Devices SRL                                                   Italy                            100%
   Analog Devices, HDLSGESMBH M.B.H.                                    Austria                          100%
   Analog Devices Korea, Ltd.                                           Korea                            100%
   Analog Devices, B.V.                                                 The Netherlands                  100%
   Analog Devices Finance N.V.                                          Netherlands Antilles             100%
   Analog Devices Holdings, B.V.                                        The Netherlands                  100%
   Analog Devices Research & Development Ltd.                           Ireland                          100%
   Analog Devices (Philippines), Inc.                                   The Philippines                  100%
   Analog Devices Foreign Sales
     Corporation, B.V.                                                  The Netherlands                  100%
   Analog Devices Foundry Services, Inc.                                Delaware                         100%
   Analog Devices Asian Sales, Inc.                                     Delaware                         100%
   Analog Devices Taiwan, Ltd.                                          Taiwan                           100%
   Analog Devices Ireland, Ltd.                                         Ireland                          100%
   Analog Devices Hong Kong, Ltd.                                       Hong Kong                        100%
   Analog Devices Pty, Ltd.                                             Australia                        100%
   Analog Devices India Private Limited                                 India                            100%
   Analog Devices Gen. Trias, Inc.                                      Philippines                      100%
   Analog Devices International Financial Services Company              Ireland                          100%
   Analog Devices Foreign Sales Corporation                             Barbados                         100%
   Mosaic Microsystems Limited                                          United Kingdom                   100%
   Analog Development (Israel) 1996 Ltd.                                Israel                           100%
   Analog Devices (China) Co. Ltd.                                      China                            100%
   Analyzed Investments, Ltd.                                           Ireland                           54%
   Analog/NCT Supply Ltd.                                               Delaware                          50%
   Analog Devices Realty Holdings, Inc.                                 Philippines                       40%
   WaferTech, LLC                                                       Delaware                          18%
   Analog Supplies Company                                              Japan                             15%
